UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008 (March 21, 2008)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Professional Drive, Suite 101, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (240) 361-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2008, the Board of Directors ("Board") of the Company, upon the recommendation of the Board's Compensation Committee (the "Board Committee"), approved the Ore Pharmaceuticals 2008 Incentive Compensation Plan. Under the Plan, the Company's executive officers (other than the Chief Financial Officer, who has an alternate retention arrangement previously reported, and the Senior Vice President and Interim Head Commercial Operations, whose employment arrangements will be separately reported) and other participating employees will be eligible to earn incentive compensation based on achievement of the relevant Company targets for 2008. A summary of the material terms of the incentive compensation plan are as follows:

To be eligible to participate, each employee must be a full-time employee and commence employment by September 30, 2008 and continue to be employed by the Company through December 31, 2008. Participants commencing employment partway through the year will receive a pro-rated payment reflecting the part of the year that they were employed.

Under the plan, each participant is eligible to receive a potential cash incentive compensation payment based on a pre-established target percentage of the participant's salary. To determine the actual amount payable, the percentage of salary is then adjusted based on the achievement by the Company of its targets.

The plan establishes several targets and assigns to each target a percentage such that the combined percentages for all targets equal 100%. The targets and percentages are the same for all employees except business development. However, for purposes of this disclosure, the business development group does not currently include any executive officers and therefore the rest of this disclosure does not apply to the business development group. If any executive officer becomes eligible for incentive compensation as part of the business development group, additional disclosure will be provided. One of the targets permits an additional payment for over-achievement; the payment for overachievement is capped, so that the aggregate of all targets cannot exceed 105%, assuming maximum achievement (or as to one target, maximum overachievement) of all targets. For some targets, there are partial payments for achievement of part but less than 100% of a target if certain thresholds are achieved. During the first quarter of 2009, the Company will determine what percentage of each of the targets was achieved and review that with the Board Committee.

Performance targets approved by the Board of Directors are based on achievement of certain drug candidate development goals, the development of new revenue-generating business relationships, and the development of new revenue and other cash resources and the Company’s cash balance at the end of the year,

The Chief Executive Officer's (the "CEO") target incentive compensation, assuming 100% achievement of relevant targets, is 40% of his base salary. The Senior Vice President and General Counsel (who is the only other participating executive officer) has a target incentive compensation assuming 100% achievement of relevant targets of 30% of his base salary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.92b	Ore Pharmaceuticals 2008 Incentive Compensation Plan Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date:	March 27, 2008	By:	/s/ Philip L. Rohrer Jr.
Philip L. Rohrer Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.92b	Ore Pharmaceuticals 2008 Incentive Compensation Plan Document